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Exhibit 10.37

WH CAPITAL CORPORATION
(a Nevada corporation)

INDEMNITY AGREEMENT

        THIS INDEMNITY AGREEMENT is made and entered into as of February 9, 2004, by and between WH Capital Corporation, a Nevada corporation (the "Company"), and Brett R. Chapman ("Indemnitee"), as an "Agent" (as hereinafter defined) of the Company.

RECITALS

        A.    The Company recognizes that competent and experienced individuals are reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

        B.    The Company and Indemnitee are aware of the substantial growth in the number of lawsuits filed against corporate officers and directors in connection with their activities in such capacities and by reason of their status as such;

        C.    The Company and Indemnitee recognize that the statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous or conflicting, and therefore fail to provide such directors and officers with adequate or reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed or information regarding the proper course of action to take in performing their duties in good faith for the Company;

        D.    The Company and Indemnitee recognize that plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the financial resources of officers and directors or far outweighs the limited benefits of serving as a director and officer of the Company;

        E.    The Company believes that it is unfair for its directors and officers and the directors and officers of its subsidiaries to assume the risk of huge judgments and other Expenses which may occur in cases in which the director or officer received no personal profit and in cases where the director or officer was not culpable;

        F.     The Company, after reasonable investigation, has determined that the liability insurance coverage presently available to the Company and its subsidiaries is inadequate, unreasonably expensive or both. The Company believes, therefore, that the interests of the Company and its stockholders would best be served by a combination of (i) such insurance as the Company or its subsidiaries may hereafter obtain and (ii) the indemnification by the Company of the directors and officers of the Company and its subsidiaries;

        G.    Section 78.7502 of the Nevada Revised Statutes, as amended ("NRS"), empowers the Company to indemnify its directors, officers, employees and agents and indemnify persons who serve or served, at the request of the Company, as the directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise and NRS 78.751(2) further provides that the articles, bylaws or an agreement may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance;

        H.    NRS 78.751(3) expressly provides that the indemnification authorized by NRS 78.7502 and the advancement of expenses authorized in NRS 78.751(2) do not exclude any other rights to which those seeking indemnification or advancement thereunder may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise;

        I.     In order to induce and encourage highly experienced and capable individuals to serve as an officer or director of the Company, to take the business risks necessary for the success of the Company and its subsidiaries and to otherwise promote the desirable end that such persons will resist what they consider unjustifiable lawsuits and claims made against them in connection with good faith performance of their duties to the Company, secure in the knowledge that certain expenses, costs and liabilities incurred by them in their defense of such litigation will be borne by the Company and that they will receive the maximum protection against such risks and liabilities as may be afforded by law, the Board of Directors of the Company has determined, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to the Company and Indemnitee in lieu hereof, that contractual indemnification as set forth herein is not only reasonable and prudent but necessary to promote and ensure the best interests of the Company, its stockholders and its subsidiaries;

        J.     The Company desires and has requested Indemnitee to serve or continue to serve as a director or officer of the Company and/or one or more subsidiaries of the Company, as the case may be, free from undue concern for the risks and personal liabilities arising out of or related to such services to the Company and/or one or more of its subsidiaries;

        K.    Indemnitee has served or is willing to serve, or continue to serve, the Company and/or one or more of its subsidiaries, provided that he or she is furnished with the indemnity provided for herein; and

        L.    Certain Indemnitees have recently served as an Agent (as defined herein) in reliance of the Company's promise to enter into this Agreement upon the Company's ability to do so as a Nevada corporation.

TERMS AND CONDITIONS

        NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

        1.    Definitions.    As used in this Agreement:

          (a)   The term "Agent" of the Company shall include any person who is or was a director, officer, employee or other agent of the Company or was a director, officer, employee or agent of a predecessor corporation of the Company or was a member, manager or managing member of a predecessor limited liability company or affiliate of such limited liability company or is or was serving in any capacity at the request of the Company as a director, officer, employee, agent, partner, member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise.

          (b)   The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought by or in the name of the Company or otherwise, and whether of a civil, criminal, administrative or investigative nature including, but not limited to, actions, suits, investigations or proceedings brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder, in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was an Agent of the Company, by reason of any action taken by him or her or of any inaction on his or her part while acting as an Agent whether or not he or she is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

          (c)   The term "Expenses" shall be broadly construed and shall include all direct and indirect costs incurred, paid or accrued of any type or nature whatsoever including, without limitation, (i) all attorneys' fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses (including food and lodging expenses while traveling), duplicating costs, printing and binding costs, telephone charges, postage, delivery service, freight or other transportation fees and expenses and related disbursements; (ii) all other disbursements and out-of-pocket costs; (iii) reasonable compensation for time spent by Indemnitee for which he or she is not otherwise compensated by the Company or any third party (provided the rate of compensation and estimated time involved is approved in advance by the Board of Directors), actually and reasonably incurred by Indemnitee in connection with either the investigation, defense or appeal of a Proceeding or establishing or enforcing a right to indemnification or advancement of expenses under this Agreement, NRS 78.7502, NRS 78.751 or otherwise; and (iv) amounts paid in settlement by or on behalf of Indemnitee to the extent permitted by Nevada law; provided, however, that "Expenses" shall not include any judgments, fines, penalties or excise taxes imposed under the Employee Retirement Income Security Act of 1974, as amended, or other excise taxes or penalties actually levied against Indemnitee.

          (d)   References to "other enterprise" shall include, without limitation, employee benefit plans; references to "fines" shall include, without limitation, any excise tax assessed with respect to any employee benefit plan; and any service as an Agent with respect to any employee benefit plan, its participants or beneficiaries, and a person who acts in good faith and in a manner he or she reasonably believes to be in the interest of the participants and beneficiaries of an employee benefit plan, shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

          (e)   "Independent Legal Counsel" means a law firm, member of a law firm, or attorney that is experienced in matters of corporate law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification or indemnity agreements); or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Legal Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

        2.    Agreement to Serve.    Unless Indemnitee is no longer an Agent, Indemnitee agrees to serve and/or continue to serve as an Agent of the Company, at his or her will or under separate agreement, as the case may be, in the capacity Indemnitee currently serves as an Agent of the Company, for so long as he or she is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of the Company until such time as he or she tenders his or her resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right or obligation to continued employment by Indemnitee in any capacity.

        3.    Indemnification and Contribution.    The Company shall indemnify Indemnitee to the fullest extent permitted by Nevada law and the Articles of Incorporation and Bylaws of the Company in effect on the date hereof or as Nevada law or the Articles of Incorporation and Bylaws may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Company to provide broader indemnification rights than Nevada law and the Articles and Bylaws permitted the Company to provide before such amendment). Such indemnification shall include, without limitation, the following:

          (a)    Indemnity in Third Party Proceedings.    The Company shall indemnify Indemnitee if Indemnitee is a party to or is threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the name of the Company to procure a judgment in its favor) by reason of the fact that he or she is or was an Agent of the Company or by reason of any act or inaction by Indemnitee in any such capacity, against all Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding, if Indemnitee either is not liable pursuant to NRS 78.138 or acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, in addition had no reasonable cause to believe that his or her conduct was unlawful. The termination of any such Proceeding by judgment, order of court, settlement, conviction or upon a plea of nolo contendere, or its equivalent, does not, of itself, create a presumption that Indemnitee is liable pursuant to NRS 78.138 or did not act in good faith in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Company, or that, with respect to any criminal Proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful;

          (b)    Indemnity in Derivative Actions.    The Company shall indemnify Indemnitee if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the name of the Company to procure a judgment in its favor by reason of the fact that Indemnitee was or is an Agent of the Company or by reason of any act or inaction by him or her in any such capacity, against all Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding, if Indemnitee either is not liable pursuant to NRS 78.138 or acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company;

          (c)    Limitations on Indemnification.    No indemnification under this Paragraph 3 shall be made for any claim, issue or matter as to which Indemnitee has been adjudged by a court of competent jurisdiction, after the exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that any court in which such Proceeding is brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court shall deem proper;

          (d)    Indemnification of Expenses of Successful Party.    Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her in connection with the investigation, defense or appeal of such Proceeding;

          (e)    Indemnification for Expenses of a Witness.    Notwithstanding any other provision of this Agreement, the Company shall indemnify Indemnitee if and whenever he or she is a witness or is threatened to be made a witness to any Proceeding to which Indemnitee is not a party, by reason of the fact that he or she is or was an Agent or by reason of any action taken or not taken by him or her in such capacity, against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith; and

          (f)    Contribution.    If the indemnification provided in this Agreement is unavailable and may not be paid to Indemnitee for any reason other than statutory limitations set forth in applicable law, then in respect of any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit, arbitration, proceeding, inquiry or investigation), the Company shall contribute to the amount of Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be in joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit, arbitration, proceeding, inquiry or investigation arose, and (ii) the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and of Indemnitee, on the other, in connection with the events which resulted in such Expenses and liabilities (including, but not limited to, judgments, fines, and amounts paid in settlement), as well as any other relevant equitable considerations. The relative fault referred to above shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses and liabilities (including, but not limited to, judgments, fines, and amounts paid in settlement). The Company agrees that it would not be just and equitable if contribution pursuant to this subsection were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

        4.    Advances of Expenses.    Subject to Paragraph 12 hereof, the Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding to which Indemnitee is a party or is threatened to be made a party by reason of the fact that Indemnitee is or was an Agent of the Company or is a witness of the Company in any Proceeding. Indemnitee hereby undertakes to repay such amounts advanced only if, and only to the extent that, it shall ultimately be determined by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement. The advances to be made hereunder shall be paid by the Company to or on behalf of Indemnitee within ten calendar days following delivery of a written request therefor by Indemnitee to the Company. The request shall reasonably evidence the Expenses incurred by Indemnitee in connection therewith. Indemnitee's entitlement to advancement of Expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking a determination or adjudication pursuant to this Agreement.

        5.    Independent Legal Counsel.

        The Company agrees to pay the reasonable fees of the Independent Legal Counsel and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

        6.    Procedure for Indemnification.

          (a)   Promptly after receipt by Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, Indemnitee shall, if Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company in writing of the commencement or threat of commencement thereof. The written notification to the Company shall be addressed to the Board of Directors and shall include documentation or information which is necessary for the determination of entitlement to indemnification and which is reasonably available to Indemnitee. Delay in so notifying the Company shall not constitute a waiver or release by Indemnitee or of any rights hereunder. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

          (b)   Any indemnification requested by Indemnitee under Paragraph 3 hereof shall be made no later than 60 calendar days after receipt of the written request of Indemnitee, unless a determination is made within said 60-day period that Indemnitee has not met the relevant standards for indemnification set forth in Paragraph 3 hereof (i) by the stockholders, (ii) by the Board of Directors of the Company by a majority vote of a quorum consisting of directors who are not parties to such Proceeding, (iii) if such a quorum so orders, by Independent Legal Counsel (selected by the Company and approved by Indemnitee, such approval not to be unreasonably withheld) in a written opinion or (iv) in the event such a quorum is not obtainable, by Independent Legal Counsel (selected by the Company and approved by Indemnitee, such approval not to be unreasonably withheld) in a written opinion. Upon making a request for indemnification, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption in reaching any contrary determination.

          (c)   Notwithstanding a determination under Paragraph 6(b) above that Indemnitee is not entitled to indemnification with respect to any specific Proceeding, Indemnitee shall have the right to apply to any court of competent jurisdiction in the State of Nevada for the purpose of enforcing Indemnitee's right to indemnification pursuant to this Agreement, which determination shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination that he or she is not entitled to indemnification. The burden of proving that indemnification or advances are not appropriate shall be on the Company. Neither the failure of the Company (including its Board of Directors, its stockholders, or Independent Legal Counsel) to have made a determination prior to the commencement of such action that indemnification or advances are proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including its Board of Directors, its stockholders, or Independent Legal Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create any presumption that Indemnitee has not met the applicable standard of conduct.

          (d)   If an initial determination is made or deemed to have been made pursuant to the terms of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in the absence of (i) a misrepresentation or omission of a material fact by Indemnitee in the request for indemnification or (ii) a specific finding (which has become final) by a court of competent jurisdiction that all or any part of such indemnification is expressly prohibited by law.

          (e)   The Company shall indemnify Indemnitee against all Expenses incurred in connection with any hearing or proceeding under this Paragraph 6 unless a court of competent jurisdiction finds that each of the claims and/or defenses of Indemnitee in any such proceeding was frivolous or made in bad faith.

        7.    Indemnity Hereunder Not Exclusive.    The provisions for indemnification and advancement of Expenses contained in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Company's Articles of Incorporation or Bylaws, any vote of stockholders or disinterested directors, other agreements, insurance, or other financial arrangements or otherwise, both as to action in his or her official capacity and as to action in another capacity while occupying his or her position as an Agent of the Company, except that indemnification, unless ordered by a court pursuant to Paragraph 3 hereof or for the advancement of Expenses pursuant to Paragraph 4 hereof, may not be made to or on behalf of Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or knowing violation of the law and was material to the cause of action. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving as an Agent of the Company even though Indemnitee may have ceased to serve in such capacity.

        8.    Partial Indemnification.    If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) incurred by him or her in the investigation, defense, settlement or appeal of a Proceeding but not entitled, however, to indemnification for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

        9.    Assumption of Defense.    In the event the Company shall be obligated to pay the Expenses of any Proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee (such approval not to be unreasonably withheld), upon the delivery to Indemnitee of written notice of the Company's election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (a) Indemnitee shall have the right to employ his or her counsel in such Proceeding at Indemnitee's expense, and (b) if (i) the employment of counsel by Indemnitee has been previously authorized in writing by the Company, (ii) the Company shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company. The Company shall not settle any action or claim that would impose any penalty or limitation on Indemnitee without Indemnitee's prior written consent. Neither the Company nor Indemnitee will unreasonably withhold its or his or her consent to any proposed settlement.

        10.    Liability Insurance.    The Company shall, from time to time (including prior to the expiration of a Liability Insurance (as defined below) policy), make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of Liability Insurance with reputable insurance companies providing the Agents of the Company with coverage for any liability asserted against them and for Expenses and liabilities incurred by them in such capacity or arising out of their status as such, or to ensure the Company's performance of its indemnification obligations under this Agreement (collectively, for purposes of this Paragraph 10, "Liability Insurance"). Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. To the extent the Company maintains Liability Insurance, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if Indemnitee is a director; or of the Company's most favorably insured officers, if Indemnitee is not a director of the Company but is an officer; or of the Company's most favorably insured key employees, agents, or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if (a) the Company determines in good faith that (i) such insurance is not reasonably available, (ii) the premium costs for such insurance are substantially disproportionate to the amount of coverage provided, or (iii) the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or (b) Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company or other person under common control with the Company. Notwithstanding any other provision of the Agreement, the Company shall not be obligated to indemnify Indemnitee for Expenses or liabilities (including, but not limited to, judgments, fines, or amounts paid in settlement), which have been paid directly to Indemnitee by Liability Insurance. If the Company has Liability Insurance in effect at the time the Company receives from Indemnitee any notice of the commencement of a Proceeding, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

        11.    Security/Financial Arrangements.    To the extent requested by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), the Company may from time to time provide security or other financial arrangements to Indemnitee for the Company's obligations hereunder through an irrevocable bank line of credit, funded trust, other collateral or other financial arrangement. Any such security or other financial arrangement, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

        12.    Exceptions to Indemnification.    Notwithstanding any provision herein to the contrary, the Company shall not be obligated pursuant to the terms of this Agreement:

          (a)   To indemnify or advance Expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any law or otherwise as required under NRS 78.751 or (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such proceedings or claims;

          (b)   To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;

          (c)   To indemnify Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding effected without the Company's written consent; or

          (d)   To indemnify Indemnitee on account of any Proceeding with respect to (i) remuneration paid to Indemnitee if it is determined by final judgment or other final adjudication that such remuneration was in violation of law, (ii) which final judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, the provisions of Section 304 of the Sarbanes-Oxley Act of 2002 or similar provisions of any federal, state or local statute, or (iii) which it is determined by final judgment or other final adjudication that Indemnitee defrauded or stole from the Company or converted to his or her own personal use and benefit business or properties of the Company or was otherwise knowingly dishonest.

        13.    Duration and Interpretation of Agreement.    It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law. This Agreement shall continue so long as Indemnitee shall be subject to any possible Proceeding by reason of the fact that he or she is or was an Agent and shall be applicable to Proceedings commenced or continued after execution of this Agreement, whether arising from acts or omissions occurring before or after such execution.

        14.    Severability.    If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal or unenforceable and to give effect to Paragraph 13 hereof.

        15.    Modification and Waiver.    No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

        16.    Successor and Assigns.    The terms of this Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors, administrators and other legal representatives.

        17.    Notices.    All notices or other communications provided for by this Agreement shall be made in writing and shall be deemed properly delivered when (i) delivered personally or by messenger (including air courier), or (ii) by the mailing of such notice to the party entitled thereto, registered or certified mail, postage prepaid to the parties at the following addresses (or to such other addresses designated in writing by one party to the other):

Company:	WH Capital Corporation 1800 Century Park East Los Angeles, CA 90067 Attention: Vicki Tuchman
Indemnitee:	Brett R. Chapman 1800 Century Park East Los Angeles, CA 90067

        18.    Governing Law.    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.

        19.    Consent of Jurisdiction.    The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Nevada for all purposes in connection with any action or Proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Nevada.

        20.    Subrogation.    In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

        21.    Counterparts.    This Agreement may be executed in one or more counterparts, each of which will be deemed an original but both of which together will constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Indemnity Agreement as of the date first above written.

Company:
WH CAPITAL CORPORATION, a Nevada corporation
By:	/s/ GREGORY PROBERT Name: Gregory Probert Title: President
Indemnitee:
/s/ BRETT R. CHAPMAN Name: Brett R. Chapman

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WH CAPITAL CORPORATION (a Nevada corporation) INDEMNITY AGREEMENT